UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 4, 2007

PAIVIS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	00030074	86-0871787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#400 - 3475 Lenox Road, Atlanta Georgia 30326
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404-601-2885)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On October 4, 2007, Paivis, Corp (“PAIVIS”), entered into a definitive Acquisition and Exchange Agreement (the “Agreement”) with AAAA Media Services, Ltd., (“A4),  and have agreed to use their best efforts to consummate the transactions outlined in the Agreement by November 15, 2007, or as soon thereafter as practicable (the “Closing Date”).

The  Agreement provides that A4, at or before the Closing Date, will transfer all assets of the business of A4 and grant to PAIVIS an option to purchase all the issued and outstanding shares of A4 (the “Option”).

Upon  exercise of the Option by PAIVIS , A4 shall, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, 100% of the issued and outstanding shares of stock  (common or other) of A4.  In exchange for the transfer of such securities by the A4 Shareholders, PAIVIS shall amongst other things issue to the A4 Shareholders, 266,667 Preferred Series D shares (the “Preferred Shares” or “the Initial Shares”) equal to the stated value of the Preferred Shares, in the amount of $1,000,000.

The Agreement also provides that PAIVIS, as consideration for the assets of A4, at or before the Closing Date will:

-	pay to A4 fifty thousand dollars ($50,000); and
-	provide A4 with an executed promissory in the amount of one hundred and forty thousand dollars ($140,000); and
-	enter into an employment agreement with Virasack Tiger Athakhanh ;
-	PAIVIS has agreed to reimburse A4 for certain expenses and assume certain liabilities associated with the business operations of A4, not to exceed $750,000.00; (the Liabilities”); and
-	provide to A4, one million dollars ($1,000,000), for the purposes of working and growth capital, pursuant to Exhibit B of the Agreement.

A copy of the Acquisition Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated by reference herein. The foregoing summary of the Acquisition Agreement is qualified by the terms and conditions of the  Agreement in its entirety.

Item 3.02 Unregistered Sales of Equity Securities

During October, 2007, the Company issued 2,000,000 shares of Common Stock to an existing lender in exchange for the lender’s agreement to adjust certain terms of the loan arrangement.The shares will be issued as restricted securities and are exempt from registration under §3(a)(9), §4(1) and 4(2) of the Securities Act of 1933. The shares issued to the existing lender have been issued with a restrictive legend required under the Rules promulgated under the Securities Act of 1933.

During October, 2007, the Company also issued 2,018,018 shares of Common Stock to a second existing lender in exchange for the lender’s agreement to adjust certain terms of the loan arrangement.The shares will be issued as restricted securities and are exempt from registration under §3(a)(9), §4(1) and 4(2) of the Securities Act of 1933. The shares issued to the existing lender have been issued with a restrictive legend required under the Rules promulgated under the Securities Act of 1933.

Item 7.01    Regulation FD Disclosure.

The information set forth under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in any such filing. Attached hereto as Exhibit 99.1 is a Press Release issued by the Registrant on October 5, 2007 regarding the execution the Acquisition and Exchange Agreement.

Item 8.01 Other Events

As of the date of this report the Company asks for all shareholders from Jupiter to again notify their broker dealer to contact our stock transfer agent to assist in the delivery of their Paivis common stock certificates they are entitled to receive under the Merger Agreement dated April 25, 2006. A number of broker dealers have not yet contacted our  transfer agent despite communication that has been made on behalf of the Company or have contacted the transfer agent but have not submitted the list of beneficial holders as requested. Any further delays in communications and cooperation from these broker-dealers representing Jupiter shareholders may result in additional setbacks in issuing replacement Paivis merger shares to the Jupiter shareholders of those broker-dealers.

As of the date of this report, the issued and outstanding shares of the Company are as follows (not including shares of common stock authorized by the Board of Directors but not yet physically issued as of the date of this report):

Common Stock 46,387,172
Preferred Series A 250,000
Preferred Series B 3,000,750

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

2.1	Acquisition and Exchange Agreement dated October 4, 2007

99.1	Press Release dated October 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIVIS, CORP.
Dated: October 15, 2007	A

	By:	/s/ Edwin Kwong
_______________________________ Edwin Kwong, Interim President and Interim CEO
Pr